Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-36981, 33-91196, 333-60665, 333-69042, 333-128363, 333-128364, 333-148502, 333-184202 and 333-201997) and on Form S-3 (Nos. 333-120294 and 333-191077) of Orbital ATK, Inc. of our report dated February 24, 2014 relating to the financial statements of Orbital Sciences Corporation included in this Amendment No. 1 to the Current Report on Form 8-K of Orbital ATK, Inc. dated February 9, 2015.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
McLean, Virginia
February 20, 2015